UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
SoFi Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1

Questions Related to
SoFi’s 2022 Annual Meeting and Proxy
Below is a series of “frequently asked questions” that we hope will serve as a guide to SoFi Technologies, Inc.’s (“SoFi”, “we”, “us” or “our”) 2022 Annual Stockholder Meeting and certain matters included in the Proxy and proxy card filed recently with the Securities and Exchange Commission (the “SEC”) which can be found here. Stockholders are strongly encouraged to read the definitive proxy statement and proxy card in their entirety as they contain important information.
This document is being provided for informational purposes, solely to summarize information that has previously been made available to investors in SoFi’s filings with the SEC. Nothing in these FAQs is intended to be or shall be construed as an offer to sell, or the solicitation of an offer to buy, any securities.
When is the SoFi 2022 Annual Meeting?
On Tuesday, July 12, SoFi intends to hold its 2022 Annual Meeting of Stockholders, its first such meeting as a publicly-traded company. The meeting will be held virtually and will commence at 10am Pacific Time. Stockholders can access additional information on how to participate in the meeting and how to vote their shares of SoFi stock in the definitive proxy statement and proxy card that have been filed with the SEC.
What proposals are being put forward at the SoFi 2022 Annual Meeting?
The SoFi Board of Directors (the “Board”) will present five proposals at the SoFi 2022 Annual Meeting, including to (1) elect ten (10) nominees currently serving on the Board to serve for an additional one-year term, (2) advise the Board on “Say-When-On-Pay” matters, (3) ratify the selection of Deloitte & Touche LLP as SoFi’s independent registered public accounting firm, (4) amend and restate SoFi’s stock plan to increase the number of shares currently available for 2022 and to further amend the “evergreen” provision beginning in 2023, and (5) approve an amendment to SoFi’s charter to give the Board discretionary authority to effect a reverse stock split over the next year.
Why did SoFi file a preliminary version of the proxy?
A preliminary proxy is required to be filed with the SEC for certain proposals, including a proposal to stockholders to approve an amendment to SoFi’s charter, to give the Board discretionary authority to effect a reverse stock split.
What are the proposed terms of the reverse stock split?
A reverse stock split is a proportionate decrease in the number, but not the total value, of shares of stock held by stockholders. Following a reverse stock split, stockholders maintain the same percentage of equity in the firm that they held before the split. For example, a 1-for-3 reverse stock split would result in stockholders owning one share for every three shares owned before the split. Immediately following the reverse stock split, the firm's stock price is, in this example, three times the pre-reverse stock split price.
If stockholders vote to approve the reverse stock split proposal, it does not necessarily mean that a reverse stock split will occur. Instead, it means that the Board will have the discretionary authority over the next year to effect a reverse stock split and reduce the number of SoFi’s outstanding stock by a ratio of not less than 1-for-2 shares and not more than 1-for-10 shares. The Board would make this decision if it determines it is in SoFi’s and its stockholders’ best interests to do so.

Why is SoFi considering a reverse stock split?
The primary objectives for effecting a reverse stock split, should the Board choose to effect one, would be to increase the per share price of SoFi’s common stock. The Board believes that, should the appropriate circumstances arise, effecting a reverse stock split would, among other things, help us appeal to a broader range of investors, partners and potential new hires, to generate greater investor interest in SoFi and improve the perception of SoFi’s common stock as an investment security.
•Appeal to a Broader Range of Investors to Generate Greater Investor Interest in SoFi. An increase in SoFi’s stock price may make it more attractive to investors, including brokerage firms that are reluctant to recommend lower-priced securities to their clients, or institutional investors with internal practices or policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of SoFi common stock. In addition, analysts at many brokerage firms typically do not monitor the trading activity or otherwise provide coverage of lower-priced stocks. Our Board believes that the anticipated higher market price resulting from a reverse stock split may enable investors and brokerage firms with policies and practices such as those described above to invest in SoFi common stock.
•Improve the Perception of SoFi Common Stock as an Investment Security. We believe that the overall economic environment in which we and other financial services companies are currently operating has been a significant contributing factor to the decline in the trading price of SoFi’s common stock. The Board views its discretionary ability to effect a reverse stock split as one potential means of increasing the per share price of SoFi common stock, which could improve the perception of SoFi common stock as a viable investment security. Lower-priced stocks have a perception in the investment community as being risky and speculative, which may negatively impact not only the price of SoFi’s common stock, but also our market liquidity. As a financial services company, we believe that we may be particularly sensitive to this type of negative public perception.
•Attract New Talent and Partnerships by Appropriately Reflecting the Financial Health of the Company. A company’s share price acts as a signal to potential partners and new talent of the company’s financial standing. The health and outlook for SoFi remains strong following our first quarter 2022 results (see our Form 10-Q here), and the ability to effect a reverse stock split could allow for stock price alignment with this performance, if the Board deems it to be in the best interests of SoFi and its stockholders.

Note that a reverse stock split may not achieve all of the desired results that have been outlined above—it may not increase the price of SoFi’s common stock over the long-term, and it may lead to a decrease in overall market capitalization, among other things. However, the Board considered all of the foregoing factors, and unanimously agreed to put forward a proposal that would give the Board the flexibility to manage through current adverse market conditions. As noted above, even if stockholders approve the proposal, the Board reserves the right not to effect a reverse stock split if it deems it to be in the best interests of SoFi and its stockholders at the time.

You can find additional detail on these considerations and the risks associated with a reverse stock split in the proxy filed here. Stockholders are strongly encouraged to read the definitive proxy statement and proxy card in their entirety as they contain important information.
Is a reverse stock split required for listing purposes?
No, the proposal to grant the Board discretion to effect a reverse stock split — if it feels it is in the best interests of SoFi and its stockholders — is not being proposed in order to meet the requirements of any national securities exchange.
Will SoFi’s authorized stock also decrease in the case of a reverse stock split?
Yes, if stockholders vote to approve the reverse stock split proposal and the Board elects to effect a reverse stock split, the Board also believes it would be in the best interests of our stockholders to decrease the authorized number of shares of SoFi common stock, non-voting common stock and preferred stock in proportion to the final ratio used in the reverse stock split, which would reduce the total number of SoFi’s authorized shares of stock. Although the number of shares of our outstanding Redeemable Preferred Stock (which we refer to as the Series 1) would be reduced by the Reverse Stock Split ratio, the authorized shares of Redeemable Preferred Stock would remain at 100,000,000 authorized shares because we do not believe the benefits to the Company and its stockholders of such a reduction are sufficient to merit the time and expense of seeking a separate vote of the holders of Redeemable Preferred Stock as would be required under Delaware law. We do not currently have any plans to issue additional shares of Redeemable Preferred Stock in the future and the Redeemable Preferred Stock cannot be converted into Common Stock
How would a reverse stock split impact the value of my position in SoFi?
A reverse stock split is a proportionate decrease in the number, but not the total value, of shares of stock held by stockholders. Therefore, the action of effecting a reverse stock split itself is not dilutive and will not directly impact the value of your SoFi stockholding. If stockholders vote to approve the reverse stock split proposal and the Board elects to effect a reverse stock split, the total value of your SoFi shares and your percentage ownership of SoFi equity immediately prior to and immediately following the reverse stock split will be the same (subject to certain adjustments for the issuance of a whole share in exchange for any fractional shares). This is because SoFi’s market capitalization at the time that SoFi common stock begins trading again immediately following a reverse stock split will remain the same but each individual stockholder’s shares of SoFi common stock and the total number of all of SoFi’s shares of common stock outstanding will be reduced by the applicable ratio (not less than 1-for-2 shares and not more than 1-for-10 shares).

For an illustrative example, let’s take the following hypothetical company:

	Immediately Prior to the Reverse Stock Split	Immediately Following the Reverse Stock Split (5-for-1 Ratio)
Share Price	$10	$50
Shares Outstanding	1,000,000	200,000
Total Market Capitalization	$10,000,000	$10,000,000
Hypothetical Stockholder’s Ownership	500 Shares ($5,000 value; 0.05% of the total market capitalization)	100 Shares ($5,000 value; 0.05% of the total market capitalization)
While SoFi’s market capitalization will be the same immediately prior to and immediately following the reverse stock split, there is no guarantee that SoFi’s market capitalization and the price of SoFi’s common stock will continue to remain the same, as the stock will resume trading following the reverse stock split. In addition, there is no guarantee that SoFi’s stock price will increase following the reverse stock split or over the long-term, and it may even decrease, which could negatively impact the value of your investment. You can find additional detail on the risks associated with a reverse stock split in the proxy filed here. Stockholders are strongly encouraged to read the definitive proxy statement and proxy card in their entirety as they contain important information.

How would a reverse stock split impact the Performance Stock Units?
In the event that the reverse stock split proposal is approved by SoFi stockholders and the Board determines it is in the best interests of SoFi and its stockholders to effect a reverse stock split, the Performance Stock Unit or “PSU” awards and the PSU vesting terms would be adjusted proportionately.

Availability of Other Information About SoFi
Investors and others should note that we communicate with our investors and the public using our website (https://www.sofi.com/), the investor relations website (https://investors.sofi.com), and on social media (Twitter and Linkedin), including but not limited to investor presentations and investor fact sheets, U.S. Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that SoFi posts on these channels and websites could be deemed to be material information. As a result, SoFi encourages investors, the media, and others interested in SoFi to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on SoFi’s investor relations website and may include additional social media channels. The contents of SoFi’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended. This material has been prepared for informational purposes only, and is not intended to provide, and should not be relied on for, tax, legal or accounting advice. You should consult your own tax, legal and accounting advisors before engaging in any transaction.
Additional Information and Where to Find It
SoFi has filed a proxy statement and form of proxy card with the SEC in connection with the solicitation of proxies for SoFi’s 2022 Annual Meeting of stockholders (the “2022 Annual Meeting”). SoFi, its directors, its executive officers and Morrow Sodali will be participants in the solicitation of proxies from stockholders in respect of the 2022 Annual Meeting. Information regarding the names of SoFi’s directors and executive officers and their respective interests in SoFi by security holdings or otherwise is set forth in the proxy statement. To the extent holdings of such participants in SoFi’s securities have changed since the amounts described in the proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Additional information can also be found in SoFi’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as amended, filed with the SEC. Details concerning the proposed amendment to SoFi’s certificate of incorporation to be voted on at the 2022 Annual Meeting are included in the proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF SOFI ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders are able to obtain a copy of the proxy statement and other documents filed by SoFi free of charge from the SEC’s website, www.sec.gov. SoFi’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant filed documents by directing a request by mail to SoFi Investor Relations, Attention: Andrea Prochniak VP, Investor Relations, 234 1st Street, San Francisco, California 94105, in writing, or by email at ir@sofi.org.
Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements above are forward-looking and as such are not historical facts. This includes, without limitation, statements regarding the potential benefits of the Company effecting a reverse stock split, including any increase in the price of the Company’s common stock, and the plans and objectives of management for our future operations. These forward-looking statements are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. Words such as “believe”, “may”, “future”, “should”, “suggests”, “would”, “will”

and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Factors that could cause actual results to differ materially from those contemplated by these forward-looking statements include a failure of the reverse stock split proposal to pass, or, if the reverse stock split proposal does pass, a decision by the Board not to effect the reverse stock split, or a failure of the reverse stock split to increase the price of SoFi’s common stock. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties set forth in our proxy statement and the section titled “Risk Factors” in our last annual report on Form 10-K and our last quarterly report on Form 10-Q, each as filed with the Securities and Exchange Commission, and those that are included in any of our future filings with the Securities and Exchange Commission, including our future quarterly reports on Form 10-Q, under the Exchange Act.
These forward-looking statements are based on information available as of the date hereof and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.